EXHIBIT 11.9


        SCHEDULE 14D-1 TENDER OFFER DISCLOSURES BY PERSONS OTHER THAN
           THE ISSUER FOR TENDER OFFERS FOR THE EQUITY SECURITIES
          OF ISSUERS SUBJECT TO THE 1934 ACT REPORTING REQUIREMENTS

Item 1:  Security and Subject Company

      a) The name of the subject Company is Walker Wingsail America Inc with principal executive offices at Devonport Royal Dockyard, Plymouth, Devon PL1 4SG, United Kingdom. Commission File No. 0-27274.

      b) The securities being sought consist of 2,386,680 shares of the common stock issued and outstanding of Walker Wingsail America Inc. The consideration for such shares is two Ordinary Shares of Walker Wingsail Systems plc for every one share of the common stock of Walker Wingsail America Inc.

      c)  The securities are not traded in a market.

Item 2:  Identity and Background

Walker Wingsail Systems plc is registered in England and Wales, having been incorporated on 8 June 1981 under the Companies Act 1948-1981. The registered office and principal place of business of the company is at Devonport Royal Dockyard, Plymouth, Devon PL1 4SG, United Kingdom.

      a)  Name
            i)    John Walker (Executive Officer, Director)
            ii)   Jean Walker (Executive Officer, Director)
            iii)  Peter Turgoose (Director)

      b)  Business Address
            i)    Devonport Royal Dockyard, Plymouth, Devon PL1 4SG,
                  United Kingdom
            ii)   same
            iii)  same

      c)  Present Occupation
            i)    Employed by Walker Wingsail Systems plc
            ii)   Employed by Walker Wingsail Systems plc
            iii)  Non Executive Director

      d)  Occupation
            i) Employed by Walker Wingsail Systems plc; Chairman with operating responsibility for product design, engineering and quality control
            ii) Employed by Walker Wingsail Systems plc; Managing Director with operating responsibility for marketing, operations, finance and administration
            iii) Non Executive Director; ex boat building industrialist with experience in sales and finance

      e) No person enumerated herein has been convicted in any criminal proceeding during the past five years.

      f) No person enumerated herein has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction during the last five years which, as a result of such proceeding, was or is subject to a judgement, decree or final order enjoining further violations of, or prohibiting activities subject to federal or state securities law or finding any violation of such laws.

Item 3:  Past Contracts, Transactions or Negotiations with the Subject
Company

On 5 May 1995, Walker Wingsail Systems plc entered into a license agreement with Walker Wingsail America Inc for the granting of certain rights in the Americas in relation to the technology of Walker Wingsail Systems plc for an access fee of [Pound Sign]560,000, a product fee (partially deferred) of [Pound Sign]247,500 in respect to a particular design and a royalty on sales of products not manufactured or supplied by Walker Wingsail Systems plc. Walker Wingsail Systems plc accounted for the access fee of [Pound Sign]560,000 in the year ended 30 March 1996 by way of an equivalent write-down of development costs. On 30 March 1996, [Pound Sign]122,170 of these fees had been received in respect of the product fee. During the year ended 30 March 1996 Walker Wingsail Systems plc sold a ZEFYR 43 boat to Walker Wingsail America Inc for [Pound Sign]225,000. This amount was paid prior to the year ending 30 March 1996.

In the year ending 30 March 1996 Walker Wingsail Systems plc paid costs of $297,938 with respect to the marketing and trading activities of Walker Wingsail America Inc, including costs allocated from the overhead of that company.

Item 4:  Source and Amount of Funds or other Consideration

The consideration for the capital stock of Walker Wingsail America Inc subject of this tender offer is the authorised but unissued shares of Walker Wingsail Systems plc. There is no other consideration involved in this tender offer. Walker Wingsail America Inc was formed for the express purpose of developing a business presence for the Walker wingsail products in the Americas. To achieve this goal, the original business plan for Walker Wingsail America Inc was to raise capital through the sale of its equity. This plan has not been realised despite the expenditure of significant effort and money to raise such further capital and to maintain Walker Wingsail America Inc as a reporting company in the United States.
Item 5:   Purpose of the Tender Offer and Plans or Proposals of the Bidder

In the event that the proposed tender offer is successful, the license agreement between Walker Wingsail America Inc and Walker Wingsail Systems plc will be terminated insofar as Walker Wingsail America Inc is in default of the terms and provisions of that agreement. A successful tender offer will result in the reorganisation of Walker Wingsail America Inc by the management of Walker Wingsail Systems plc for the express purpose of offering Walker Wingsail America Inc for sale as a reporting company having a presence on the NASD OTC electronic bulletin board.

Item 6:  Interest in Securities of the Subject Companies

At the incorporation of Walker Wingsail America Inc, Mr John Walker and Mrs Jean Walker were issued shares by that company which presently amount to 38% of the issued and outstanding shares of Walker Wingsail America Inc. No transaction with respect to capital stock of Walker Wingsail America Inc has occurred within the 60 days preceding the date of the disclosure statement. In connection with the anticipated tender offer, Mr and Mrs Walker have waived their right to surrender their shares in Walker Wingsail America Inc for shares in Walker Wingsail Systems plc.

Item 7: Contracts, Arrangements, Understandings or Relationships with Respect to the Subject Company's Securities

Other than an agreement in principal reached by the management of both companies with respect to this tender offer, there does not exist any contract, arrangement, understanding or relationship between Walker Wingsail Systems plc and any of the individual persons enumerated in this disclosure statement with respect to any securities of Walker Wingsail America Inc. Annexed hereto as Exhibit A is a proposed "agreement of takeover" which has been approved by the respective Boards of Directors of Walker Wingsail America Inc and Walker Wingsail Systems plc.

Item 8:  Persons Retained, Employed or to be Compensated

There are no persons, employed, retained or to be compensated by Walker Wingsail Systems plc, or by any person on that company's behalf, to make solicitations or recommendations in connection with the anticipated tender offer.

Item 9:  Financial Statements of Certain Bidders

The most recent financial statements of Walker Wingsail America Inc and Walker Wingsail Systems plc are annexed hereto as Exhibit B.

Item 10:  Additional Information

      a)  None
      b) Approval of majority of shareholders of subject company required, Form D filing requirement (see Item 11e herein)
      c)  Not applicable
      d)  Not applicable
      e)  None
      f)  None

Item 11:  Material to be Filed as Exhibits

      a) Attached as Exhibit C is a copy of the tender offer material which has been sent to the security holders in connection with the tender offer.
      b)  Not applicable
      c) Attached as Exhibit D is a copy of the license agreement by and between Walker Wingsail Systems plc and Walker Wingsail America Inc.
      d)  Not applicable
      e) In this exchange offer, the securities of Walker Wingsail Systems plc are to be issued pursuant to an exemption to registration under the Securities Act of 1933 found in section 3(b) and Regulation D, Rule 504 promulgated thereunder.
      f)  Not applicable


After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this disclosure statement is true, complete and correct.

                                       WALKER WINGSAIL SYSTEMS PLC


                                       By:  ______________________________
                                            John Walker, President

Dated:  10 July 1997